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                                                                     EXHIBIT 5.1

                              HALE AND DORR LLP
                              Counsellors at Law
                 60 State Street, Boston, Massachusetts 02109
                     (617) 526-6000 - FAX (617) 526-5000



                                                                January 31, 1997



Applix, Inc.
112 Turnpike Road
Westboro, MA  01581-2831

Ladies and Gentlemen:

          We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 495,214 shares of the Common Stock, $.0025 par value per share, of Applix, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1994 Equity Incentive Plan (the "1994 Plan).

          We have examined the Articles of Organization and By-laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

          In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the 1994 Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the 1994 Plan, will be legally issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


                                                 Very truly yours,


                                                 /s/ HALE AND DORR LLP
                                                 ----------------------------
                                                 Hale and Dorr LLP